UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 1, 2006
CROSSTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832

(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification No.)
incorporation or organization)	Number)

2501 CEDAR SPRINGS, SUITE 100
DALLAS, TEXAS	75201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 1, 2006, Crosstex Energy Services, L.P., a wholly-owned subsidiary of Crosstex Energy, L.P. (the “Partnership”), entered into a definitive Purchase and Sale Agreement (the “Purchase Agreement”) with Chief Holdings LLC (“Chief”) and other parties to acquire the natural gas gathering pipeline systems and related facilities of Chief for a purchase price of approximately $480 million, subject to customary adjustments at closing. Crosstex Energy, Inc. (the “Registrant”) owns the two percent general partner interest, an approximately 38 percent limited partner interest and the incentive distribution rights of the Partnership. The Purchase Agreement is subject to customary regulatory approvals and completion of certain pre-closing conditions by both parties.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) Appointment of Director
     Effective as of April 21, 2006, the Board of Directors of the Registrant elected James C. Crain as a member of the Board of Directors of the Registrant, effective immediately following the Annual Meeting to be held on May 8, 2006. Mr. Crain was also appointed to serve as a member of the Audit Committee of the Registrant’s Board of Directors.
     Mr. Crain currently serves on the Conflicts Committee (the “CELP Conflicts Committee”) of the Board of Directors of Crosstex Energy GP, LLC, the general partner of the general partner of the Partnership. The Board has rescinded its election of Mr. Crain as a member of the Board of Directors of the Registrant and as a member of the Audit Committee of the Registrant’s Board of Directors to allow Mr. Crain to continue to serve on the CELP Conflicts Committee.
Item 7.01. Regulation FD Disclosure.
     On May 2, 2006, the Partnership issued a press release regarding the Purchase Agreement. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Purchase and Sale Agreement, dated as of May 1, 2006, by and between Crosstex Energy Services, L.P., Chief Holdings LLC and the other parties named therein.

99.1*	—	Press release dated May 2, 2006.

*	In accordance with General Instruction B.2 of Form 8-K, the information set forth in this exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Exchange Act.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.
Date: May 4, 2006	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Purchase and Sale Agreement, dated as of May 1, 2006, by and between Crosstex Energy Services, L.P., Chief Holdings LLC and the other parties named therein.

99.1*	—	Press release dated May 2, 2006.

*	In accordance with General Instruction B.2 of Form 8-K, the information set forth in this exhibit is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Exchange Act.

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